Exhibit 8.2

November 29, 2023

Weibo Corporation

8/F QIHAO Plaza, No. 8 Xinyuan S. Road

Chaoyang District, Beijing 100027

People’s Republic of China

Dear Sirs:

We are qualified lawyers of the People’s Republic of China (“PRC”, for the purpose of this legal opinion, the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and are qualified to issue an opinion on the laws and regulations of the PRC.

We are acting as PRC legal counsel for Weibo Corporation, a company incorporated under the laws of the Cayman Islands (the “Company”) in connection with the proposed offering of a certain number of Class A ordinary shares of par value US$0.00025 per share of the Company, including in the form of ADSs, preferred shares, warrants to purchase Class A ordinary shares and preferred shares, subscription rights and a combination of such securities, separately or as units, in one or more offerings, in accordance with the Company’s registration statement on Form F-3, including the base prospectus, and all amendments or supplements thereto, and documents incorporated by reference therein (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof.

We have been requested to give this opinion in connection with the Section “Taxation” in the Registration Statement regarding PRC taxation.

We hereby confirm our opinion as set forth under the caption “Taxation — People’s Republic of China Taxation” in the Prospectus Supplement.

We hereby consent to the use of our name under the caption “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in the Prospectus Supplement and to the filing of this letter as an exhibit to the Registration Statement with the SEC. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Kewei Law Firm